EXHIBIT 10.1

Share Transfer Agreement

Transferor (hereinafter referred to as "Party A"): Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.

Legal Representative: Zhang Dehong

Transferee (hereinafter referred to as "Party B"): Lishui Chida Logistics Co., LTD

Legal Representative: ZHOU YAN

Address: Room 110-14, No. 162 Xianglong Road, Nanmingshan Street, Liandu District, Lishui City, Zhejiang Province (Lijing National Industrial Park)

Subject Company 1: Zhejiang Farmmi  Agricultural Supply Chain Co., Ltd.(hereinafter referred to as “Subject Company 1”) was established on May 11, 2021, in Ningbo, Zhejiang Province, with a registered capital of RMB 100 million. Party A owns 100% of the equity in Subject Company 1 and agrees to transfer all its equity to Party B, who agrees to acquire it.

Subject Company 2: Zhejiang Farmmi Food Co., Ltd.(hereinafter referred to as “Subject Company 2”) was established on December 26, 2017, in Lishui, Zhejiang Province, with a registered capital of RMB 5 million. Party A owns 100% of the equity in Subject Company 2 and agrees to transfer all its equity to Party B, who agrees to acquire it.

Subject Companies collectively refer to Subject Company 1 and Subject Company 2.

Article 1: Parties’ Legal Qualifications

1. Party A is a legally established and validly existing independent legal entity, with Unified Social Credit Code: [***].

2. Party B is a legally established and validly existing independent legal entity, with Unified Social Credit Code: [***].

Article 2: Equity Transfer

1. Party A agrees to transfer all its equity in the Subject Companies, including all related rights and assets, to Party B, and Party B agrees to accept the transfer. Upon completion of the transfer, Party B will hold 100% of the equity in the Subject Companies.

2. As of March 31,2025, all debts and liabilities of the Subject Companies have been fully accounted for and acknowledged by both parties.

Article 3: Transfer Price and Payment Terms

1. Party A agrees to transfer 100% of the equity in the Subject Companies to Party B at a total consideration of RMB 20,000 (in words: Twenty Thousand Yuan). The consideration is allocated as follows: RMB 10,000 (in words: Ten Thousand Yuan) for Subject Company 1 and RMB 10,000 (in words: Ten Thousand Yuan) for Subject Company 2.

2. Party B shall remit the full transfer consideration in a single payment to Party A’s designated bank account within thirty (30) days of this Agreement becoming effective.

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Article 4: Representations and Warranties of Party A

1. Party A warrants that it has full and lawful authority to dispose of the equity being transferred.

2. Party A affirms that it has fulfilled its capital contribution obligations for the Subject Companies in full.

3. Party A confirms that the transfer of the equity has been duly approved and authorized by the relevant decision-making bodies of both the Subject Companies and Party A.

Article 5: Representations and Warranties of Party B

1. Party B agrees to comply with and implement the amended articles of association of the Subject Companies.

2. Party B affirms that the acquisition of equity has been duly approved and authorized by its relevant decision-making bodies.

3. Party B guarantees that the funds used for the acquisition originate from legitimate and lawful sources owned by Party B.

Article 6: Expenses and Registration Procedures for Equity Transfer

1. Procedures for industrial and commercial registration changes and any other required approvals or consents related to the equity transfer shall be handled by Party A in consultation with the Subject Companies.

2. Both parties agree that all costs associated with the equity transfer, as stipulated in this Agreement, shall be borne by Party B.

3. From the date of transfer, Party B shall not demand any fees from Party A related to the operations of the Subject Companies.

4. Party B unconditionally accepts all equipment, facilities, and supporting devices of the Subject Companies.

5. The ownership of the equity is deemed transferred on the date of execution of this Agreement.

Article 7: Rights and Obligations of Shareholders

1. From the date of execution of this Agreement, Party A shall cease to enjoy any shareholder rights or bear any shareholder obligations associated with the transferred equity.

2. From the date of execution of this Agreement, Party B shall enjoy all shareholder rights and assume all shareholder obligations related to the Subject Companies. Party A shall, if necessary, assist Party B in exercising shareholder rights and fulfilling shareholder obligations, including signing relevant documents on behalf of Party A.

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Article 8: Amendment and Termination

This Agreement may be amended or terminated under the following circumstances:

1. Due to force majeure or external factors beyond the control of either party that prevent the performance of this Agreement;

2. If either party loses the practical ability to fulfill its obligations under this Agreement;

3. If one party breaches the Agreement in a manner that severely impacts the economic interests of the other party;

4. If both parties mutually agree to amend or terminate the Agreement;

5. If other circumstances specified in this Agreement occur.

Article 9: Liability for Breach

1. If either party fails to perform or seriously breaches any provisions of this Agreement, the breaching party shall compensate the non-breaching party for all resulting economic losses. The non-breaching party may also terminate the Agreement and claim compensation for additional losses caused by the breach.

2. If Party B fails to remit the transfer consideration within the stipulated time, Party B shall pay a late payment penalty of 0.1% of the overdue amount per day. If the losses incurred by Party A exceed the penalty amount, Party A reserves the right to claim further damages.

Article 10: Confidentiality

1. Without prior written consent from the other party, neither party may disclose any trade secrets, related information, or the contents of this Agreement to any third party, except as required by law or regulation.

2. This confidentiality clause shall remain effective regardless of whether this Agreement is executed, amended, terminated, or otherwise.

Article 11: Dispute Resolution

Any disputes arising from or related to this Agreement shall be resolved through friendly negotiation. If negotiation fails, disputes shall be submitted to the following jurisdiction:

1. The court in the place where this Agreement is executed.

Article 12: Effectiveness and Miscellaneous Provisions

1. This Agreement shall become effective upon signing and sealing by both parties.

2. Any amendments to this Agreement shall require prior written notice of at least one (1) business day and written mutual agreement in the form of a supplementary agreement. Such supplementary agreements shall carry the same legal force as this Agreement.

3. This Agreement is executed in triplicate, with one copy for each party and the third submitted to the relevant authorities for approval or filing. All copies have equal legal force.

4. This Agreement is executed on March 31,2025, in Lishui, Zhejiang Province.

[No Text Below]

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[Signature Page for Share Transfer Agreement]

Party A (Seal):

Authorized Representative:

Date: March 31, 2025

Party B (Seal):

Legal Representative:

Date: March 31, 2025

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